Authorization for Attorneys-in-Fact to Sign the Registration Statements on Behalf of the
President (Chief Executive Officer) and the Treasurer (Chief Financial Officer)

VOTED:	That, if determined to be applicable to a Target Fund, the President and the Treasurer, Controller and Chief Financial Officer of the Trust are granted the authority to execute a power of attorney in favor of other appropriate persons, as determined by such officers, for the purpose of signing the N-14 Registration Statement(s) and any amendments thereto.